As filed with the Securities and Exchange Commission on September 7, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2234473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

Penn National Gaming, Inc. 2008 Long Term Incentive Compensation Plan

(Full title of the plan)

Jordan B. Savitch, Esquire
Senior Vice President and General Counsel
Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania  19610

(Name and address of agent for service)

(610) 373-2400

(Telephone Number, including area code, of agent for service)

With a copy to:

Gerald J. Guarcini, Esquire

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA  19103-2297
(215) 665-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATED OR REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of Registration fee
Common stock $0.01 par value	2,350,000 shares(3)	$36.81	$86,503,500	$10,043.06

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock which may become issuable under the equity plan being registered pursuant to this Registration Statement by reason of stock splits, stock dividends, recapitalizations or any other similar capital adjustments affected as required by such plans.

(2)  Pursuant to Rule 457(h) of the Securities Act, the registration fee has been calculated based on the average of the high and low prices of the Registrant’s Common Stock on September 6, 2011 on the NASDAQ Global Select Market.

(3)  Represents 2,350,000 shares of common stock reserved for issuance under the Penn National Gaming, Inc. 2008 Long Term Incentive Compensation Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement covers the registration of 2,350,000 shares of Penn National Gaming, Inc. common stock, par value $0.01 per share (the “Common Stock”), for issuance upon the acquisition of such Common Stock by eligible participants in the Penn National Gaming, Inc. 2008 Long Term Incentive Compensation Plan (the “2008 Plan”).  Eligible participants include any employee, including an officer or director who is an employee, or any non-employee director, of Penn National Gaming, Inc. or its subsidiaries.  The documents containing the information required to be included in Part I of this Registration Statement will be sent or given to directors and employees who are eligible to participate in the 2008 Plan, as specified in Rule 428(b)(1) promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  These documents and the documents incorporated by reference in this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Penn National Gaming, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

•              the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on February 25, 2011;

•              the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, filed with the Commission on May 4, 2011 and August 8, 2011 respectively; and

•              the Company’s Current Reports on Form 8-K, filed with the Commission on June 15, 2011 and July 20, 2011; and

•              the description of our Common Stock included in our registration statement on Form 8-A as filed on May 26, 1994.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.  Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein or in any subsequently filed appendix to this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    DESCRIPTION OF SECURITIES

Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”) variously empowers or requires the Company under specified circumstances, to indemnify officers, directors and other persons against expenses incurred in connection with any action, suit or proceeding, civil or criminal, to which such person is a party or is threatened to be made a party.

Article VII of the Company’s Bylaws provides for indemnification of directors, officers and certain other persons in a manner consistent with Sections 1741, 1742 and 1743 of the PBCL.  Specifically, the Company will indemnify an Indemnified Representative (as defined below) against any liability incurred in connection with any proceeding in which the Indemnified Representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

(1)           where such indemnification is expressly prohibited by applicable law;

(2)           where the conduct of the Indemnified Representative has been finally determined: (i) to constitute willful misconduct or recklessness within the meaning of Sections 518(b) and 1746(b) of the PBCL or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the Indemnified Representative from the Company of a personal benefit to which the Indemnified Representative is not legally entitled; or

(3)           to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

“Indemnified Representative” means any and all directors and officers of the Company, certifying employees and any other person designated as an Indemnified Representative by the board of directors of the Company (which may, but need not, include any person serving at the request of the Company, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise).

To the extent that an authorized representative of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1741 or 1742 of the PBCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

The Company also maintains a directors’ and officers’ insurance policy.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.    EXHIBITS

Number	Description

5.1*	Opinion of Ballard Spahr LLP regarding legality of shares of Common Stock being offered hereby.
10.1	2008 Long Term Incentive Compensation Plan of the Registrant, as amended. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed by the Company on June 15, 2011).

23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Ballard Spahr LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in signature page of this Registration Statement on Form S-8).

*Filed herewith.

Item 9.    UNDERTAKINGS

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply to this registration statement on Form S-8 if the information required to be included in the post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on this 7th day of September, 2011.

PENN NATIONAL GAMING, INC.

By:	/s/ Peter M. Carlino
Peter M. Carlino
Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jordan B. Savitch and Robert S. Ippolito, and each or any one of them, his or her true and lawful Attorneys-in-Fact (the “Attorneys-in-Fact”), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said Attorneys-in-Fact, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said Attorneys-in-Fact, or any of them, or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter M. Carlino	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	September 7, 2011
Peter M. Carlino

/s/ William J. Clifford	Senior Vice President Finance and Chief Financial Officer (Principal Financial Officer)	September 7, 2011
William J. Clifford

/s/ Desiree A. Burke	Chief Accounting Officer	September 7, 2011
Desiree A. Burke	(Principal Accounting Officer)

/s/ Harold Cramer	Director	September 7, 2011
Harold Cramer

/s/ Wesley R. Edens	Director	September 7, 2011
Wesley R. Edens

/s/ David A. Handler	Director	September 7, 2011
David A. Handler

/s/ John M. Jacquemin	Director	September 7, 2011
John M. Jacquemin

/s/ Robert P. Levy	Director	September 7, 2011
Robert P. Levy

/s/ Saul V. Reibstein	Director	September 7, 2011
Saul V. Reibstein

/s/ Barbara Z. Shattuck	Director	September 7, 2011
Barbara Z. Shattuck

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1*	Opinion of Ballard Spahr LLP regarding legality of shares of Common Stock being offered hereby.
10.1	2008 Long Term Incentive Compensation Plan of the Registrant, as amended. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed by the Company on June 15, 2011).
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Ballard Spahr LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in signature page of this Registration Statement on Form S-8).

*Filed herewith.